EXHIBIT 10.2

TELLABS, INC.

2008 DEFERRED INCOME PLAN

Effective as of January 1, 2008

Tellabs, Inc.

2008 Deferred Income Plan

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Tellabs, Inc.

2008 Deferred Income Plan

5.3	Settlement in Stock	15
5.4	Death Prior to Completion of Retirement Benefit	15

ARTICLE 6	Pre-Retirement Survivor Benefit	16

6.1	Pre-Retirement Survivor Benefit	16

ARTICLE 7	Termination Benefit	16

7.1	Termination Benefit	16
7.2	Payment of Termination Benefit	16

ARTICLE 8	Disability Waiver and Benefit	16

8.1	Disability Benefit; Continued Eligibility	16

ARTICLE 9	Changing Payment Elections	16

9.1	Permissible Changes	16
9.2	409A Transition Elections	16

ARTICLE 10	Beneficiary Designation	17

10.1	Beneficiary	17
10.2	Acknowledgement	17
10.3	No Beneficiary Designation	17
10.4	Doubt as to Beneficiary	17
10.5	Discharge of Obligations	17

ARTICLE 11	Leave of Absence	18

11.1	Paid Leave of Absence	18
11.2	Unpaid Leave of Absence	18

ARTICLE 12	Termination, Amendment or Modification	18

12.1	Termination	18
12.2	Amendment	19
12.3	Effect of Change in Control	19
12.4	Plan Agreement	19
12.5	Effect of Payment	19

ARTICLE 13	Administration	20

13.1	Committee Duties	20
13.2	Agents	20

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Tellabs, Inc.

2008 Deferred Income Plan

13.3	Binding Effect of Decisions	20
13.4	Indemnity of Committee	20
13.5	Employer Information	20

ARTICLE 14	Other Benefits and Agreements	20

14.1	Coordination with Other Benefits	20

ARTICLE 15	Claims Procedures	21

15.1	Presentation of Claim	21
15.2	Notification of Decision	21
15.3	Review of a Denied Claim	21
15.4	Decision of Review	21
15.5	Legal Action	22

ARTICLE 16	Trust	22

16.1	Establishment of the Trust	22
16.2	Interrelationship of the Plan and the Trust	22
16.3	Distributions From the Trust	22

ARTICLE 17	Miscellaneous	22

17.1	Status of Plan	22
17.2	Unsecured General Creditor	22
17.3	Employer’s Liability	23
17.4	Nonassignability	23
17.5	Not a Contract of Employment	23
17.6	Furnishing Information	23
17.7	Terms	23
17.8	Captions	23
17.9	Governing Law	23
17.10	Notice	23
17.11	Successors	24
17.12	Spouse’s Interest	24
17.13	Validity	24
17.14	Incompetent	24
17.15	Court Order	24
17.16	Distribution in the Event of Taxation	24
17.17	Insurance	25
17.18	Legal Fees To Enforce Rights After Change in Control	25

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Tellabs, Inc.

2008 Deferred Income Plan

TELLABS DEFERRED INCOME PLAN

Effective as of January 1, 2008

Purpose

The purpose of this Plan is to provide specified benefits to a select group of management and highly compensated Employees and Directors who contribute materially to the continued growth, development and future business success of Tellabs, Inc., a Delaware corporation, its subsidiary, Tellabs Operations, Inc., and its other subsidiaries, if any, that sponsor this Plan. This Plan shall be unfunded for tax purposes and for other purposes of Title I of ERISA, and is intended to comply with the requirements of Code Section 409A and to enable Participants to take advantage of certain transition rules relating thereto. This Plan shall supersede in its entirety the Tellabs, Inc. Deferred Income Plan, effective as of September 2, 2001, as amended. Effective January 1, 2008, any and all balances accrued by a Participant under such predecessor plan shall be subject to the terms and conditions of this Plan and shall be referred to as the “Initial Account Balances.”

ARTICLE 1

Definitions

For purposes of this Plan, unless otherwise clearly apparent from the context, the following phrases or terms shall have the following indicated meanings:

1.1	“Account(s)” shall mean the Account or Accounts maintained on the books of the Company used solely as a device for the measurement and determination of the amounts to be paid to a Participant, or his or her designated Beneficiary, pursuant to this Plan and shall not constitute a separate fund of assets. The Accounts available for each Participant shall be identified as the Retirement Account and the In-Service Account.

1.2	“Account Balance” shall mean the total amount of money (excluding stock) a Participant has in an Account or Accounts under the Plan. For a Participant with both an In-Service Account and a Retirement Account his Account Balance is the sum of the amounts credited to his Retirement Account and In-Service Account under this Plan. Participant’s election of a Valuation Fund shall apply to a Participant’s entire Account Balance unless Participant specifically designates certain Valuation Funds for the Retirement Account and other Valuation Funds for the In-Service Account.

1.3	“Annual Bonus” shall mean any compensation, in addition to Base Annual Salary, relating to services performed during any calendar year, whether or not paid in such calendar year or included on the Federal Income Tax Form W-2 for such calendar year, payable to a Participant as an Employee under any Employer’s annual bonus and cash incentive plans, excluding stock options and restricted stock.

1.4	“Annual Company Contribution Amount” shall mean, for any one Plan Year, the amount determined in accordance with Section 3.5.

1.5	“Annual Deferral Amount” shall mean that portion of a Participant’s Base Annual Salary, Annual Bonus and Directors Fees

Tellabs, Inc.

2008 Deferred Income Plan

that a Participant elects to have, and is deferred, in accordance with Article 3, for any one Plan Year. In the event of a Participant’s Retirement, Disability (if deferrals cease in accordance with Section 8.1), death or a Termination of Employment prior to the end of a Plan Year, such year’s Annual Deferral Amount shall be the actual amount withheld prior to such event.

1.6

“Annual Installment Method” shall be an annual installment payment over the number of years selected by the Participant in accordance with this Plan, calculated as follows: The Account Balance of the Participant shall be calculated as of the close of business on the last business day of the Plan Year immediately preceding any annual payment. The amount of the annual installment shall be calculated by multiplying this balance by a fraction, the numerator of which is one, and the denominator of which is the remaining number of annual payments due the Participant. By way of example, if the Participant elects a 10-year Annual Installment Method, the first payment shall be  1/10 of the Account Balance, calculated as described in this definition. The following year, the payment shall be 1/9 of the Account Balance, calculated as described in this definition. Each annual installment shall be paid on or as soon as practical after the last business day of the applicable year. The Annual Restricted Stock Amount shall be distributable in shares of actual Stock in the same manner previously described. However, the Committee may, in its sole discretion, adjust the annual installments in order to distribute whole shares of actual Stock.

1.7	“Annual Restoration Contribution Amount” shall mean, for any one Plan Year, the amount determined in accordance with Section 3.7.

1.8	“Annual Restricted Stock Amount” shall mean, with respect to a Participant for any one Plan Year, the amount of Restricted Stock Units deferred in accordance with Section 3.6 of this Plan, calculated using the closing price of Stock at the end of the business day closest to the date such Restricted Stock Units would otherwise vest, but for the election to defer.

1.9	“Base Annual Salary” shall mean the annual cash compensation relating to services performed during any calendar year, whether or not paid in such calendar year or included on the Federal Income Tax Form W-2 for such calendar year, excluding bonuses, non-standard commissions, overtime, fringe benefits, stock options, restricted stock, relocation expenses, unused and unpaid excess vacation days, incentive payments, non-monetary awards, directors fees and other fees, automobile and other allowances paid to a Participant for employment services rendered (whether or not such allowances are included in the Employee’s gross income). Base Annual Salary shall be calculated before reduction for compensation voluntarily deferred or contributed by the Participant pursuant to all qualified or non-qualified plans of any Employer, including this Plan, and shall be calculated to include amounts not otherwise included in the Participant’s gross income under Code Sections 125, 402(e)(3), 402(h), or 403(b) pursuant to plans established by any Employer; provided, however, that all such amounts will be included in compensation only to the extent that, had there been no such plan, the amount would have been payable in cash to the Employee.

1.10	“Beneficiary” shall mean one or more persons, trusts, estates or other entities, designated in accordance with Article 9, that are entitled to receive benefits under this Plan upon the death of a Participant.

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2008 Deferred Income Plan

1.11	“Beneficiary Designation Form” shall mean the form that may be established from time to time by the Committee that a Participant completes, signs and returns to the Committee to designate one or more Beneficiaries.

1.12	“Board” shall mean the Board of Directors of the Company.

1.13	“Change in Control” shall mean the first to occur of any of the following events:

(a)	Any “person” (as defined in Section 13(d) and 14(d) of the Securities Exchange Act as amended from time to time, or any successor act thereto, hereinafter referred to as the “Exchange Act”), excluding for this purpose, the Company or any Subsidiary of the Company, or any employee benefit plan of the Company or any Subsidiary of the Company, or any person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan which acquires beneficial ownership of voting securities of the Company, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly of securities of the Company representing twenty percent (20%) or more of the combined voting power of the Company’s then outstanding securities; provided, however, that no Change in Control will be deemed to have occurred as a result of a change in ownership percentage resulting solely from an acquisition of securities by the Company; and provided further that no Change in Control will be deemed to have occurred if a person inadvertently acquires an ownership interest of twenty percent (20%) or more but then promptly reduces that ownership interest below twenty percent (20%); or

(b)	During any two (2) consecutive years (not including any period beginning prior to the Effective Date), individuals who at the beginning of such two (2) year period constitute the Board of Directors of the Company and any new director (except for a director designated by a person who has entered into an agreement with the Company to effect a transaction described elsewhere in this definition of Change in Control) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved (such individuals and any such new director, the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; or

(c)

Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a “Business Combination”), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners of outstanding voting securities of the Company immediately prior to such Business Combination beneficially own, directly or indirectly, more than fifty percent (50%) of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the company resulting from such Business Combination (including, without limitation, a company which as a result of such transaction owns the Company or all or substantially all of the Company’s assets either directly or through one or more subsidiaries) in substantially the

Tellabs, Inc.

2008 Deferred Income Plan

same proportions as their ownership, immediately prior to such Business Combination of the outstanding voting securities of the Company; (ii) no person (excluding any company resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such company resulting from such Business Combination) beneficially owns, directly or indirectly, twenty percent (20%) or more of, respectively, the then combined voting power of the then outstanding voting securities of such company except to the extent that such ownership existed prior to the Business Combination; and (iii) at least a majority of the members of the board of directors of the company resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or,

(d)	Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company; or,

(e)	A tender offer (for which a filing has been made with the Securities and Exchange Commission (“SEC”)) which purports to comply with the requirements of Section 14(d) of the Exchange Act and the corresponding SEC rules) is made for the outstanding voting securities of the Company, then the first to occur of: (i) any time during the offer when the person making the offer owns or has accepted for payment securities of the Company representing twenty-five percent (25%) or more of the combined voting power of the Company’s then outstanding securities, or (ii) three business days before the offer is to terminate unless the offer is withdrawn first if the person making the offer could own, by the terms of the offer plus any securities owned by such person, securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities when the offer terminates.

Notwithstanding the foregoing, for purposes of any provision of this Plan for which a Change in Control is an event which triggers a payment or a change in the time or form of payments under the Plan, including but not limited to Article 12 hereof, then solely for such purpose, an event shall not constitute a Change in Control unless such event is also a “change in control event” as such term is defined in Treasury Regulation 1.409A-3(i)(5).

1.14	“Claimant” shall have the meaning set forth in Section 15.1.

1.15	“Code” shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

1.16	“Code Section 409A” shall mean Section 409A of the Code and applicable rules, regulations, and guidance issued thereunder.

1.17	“Committee” shall mean the committee described in Article 12.

1.18	“Company” shall mean Tellabs, Inc., a Delaware corporation, and any successor to all or substantially all of the Company’s assets or business.

1.19

“Deduction Limitation” shall mean the following described limitation on a benefit that may otherwise be distributable pursuant to the provisions of this Plan. Except as otherwise provided, this limitation shall be applied to all distributions that are “subject to the Deduction Limitation” under this Plan. If an Employer determines in good faith prior to a Change in

Tellabs, Inc.

2008 Deferred Income Plan

Control that there is a reasonable likelihood that any compensation paid to a Participant for a taxable year of the Employer would not be deductible by the Employer solely by reason of the limitation under Code Section 162(m), then to the extent deemed necessary by the Employer to ensure that the entire amount of any distribution to the Participant pursuant to this Plan prior to the Change in Control is deductible, the Employer may defer all or any portion of a distribution under this Plan. Any amounts deferred pursuant to this limitation shall continue to be credited/debited with additional amounts in accordance with Section 3.11 below, even if such amount is being paid out in installments. The amounts so deferred and amounts credited thereon shall be distributed to the Participant or his or her Beneficiary (in the event of the Participant’s death) at the earliest possible date, as determined by the Employer in good faith, on which the deductibility of compensation paid or payable to the Participant for the taxable year of the Employer during which the distribution is made will not be limited by Section 162(m), or if earlier, the effective date of a Change in Control. Notwithstanding anything to the contrary in this Plan, the Deduction Limitation shall not apply to any distributions made after a Change in Control.

1.20	“Director” shall mean any member of the Board of Directors of the Employer who is not also an Employee.

1.21	“Director Fees” shall mean the annual fees paid by any Employer, including retainer fees and meeting fees, as compensation for serving on the Board of Directors.

1.22	“Disability” shall mean when a Participant is (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months; or (ii) by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months, receiving income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the Employer(s).

1.23	“Disability Benefit” shall mean the benefit set forth in Article 8.

1.24	“Election Form” shall mean the form established from time to time by the Committee that a Participant completes, signs and returns to the Committee to make an election under the Plan, identifying the element of compensation to deferred under the terms of this Plan and the appropriate Account to be credited with respect to such deferral.

1.25	“Employee” shall mean a person who is an employee of any Employer.

1.26	“Employer(s)” shall mean the Company, Tellabs Operations, Inc. and/or any other subsidiaries (now in existence or hereafter formed or acquired) that have been selected by the Board to participate in the Plan and have adopted the Plan as a sponsor.

1.27	“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

1.28	“Excess/Qualified Benefit Limitations” shall mean the limits set forth in Code Section 401(a)(17), 401(k) (3) and 402(g), as amended from time to time, which limit the amount of contributions the Company may make to the Qualified Program on behalf of a given Participant.

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2008 Deferred Income Plan

1.29	“Hourly Salary Rate” shall be determined by dividing the bi-weekly salary of the Participant on the last day of the Plan Year by eighty (80).

1.30	“Initial Account Balance” shall mean, with respect to those Participants who participated in the Predecessor Deferred Income Plan, the amount initially credited as of the effective date of this Plan to a Participant’s Retirement Account and In-Service Account as reasonably determined by the Committee, in its sole discretion. The sum of the amounts credited to a Participant’s Retirement Account and the In-Service Account as the Initial Account Balances shall be equal to the Account Balance as of that same date in the Predecessor Deferred Income Plan. The Initial Account Balances shall be subject to the terms and conditions of this Plan and any Participant with an Initial Account Balance shall have no right to demand distribution of such amounts other than as provided for herein.

1.31	“In-Service Account” shall mean, with respect to each Participant, the credit on the records of the Employer equal to the Initial Account balance assigned to the In-Service Account, plus amounts deferred from Base Annual Salary, and Annual Bonus, or Director Fees, if applicable, except that no deferral amount shall be credited to an In-Service Account during a Plan Year in which a distribution is to be made, plus amounts credited in accordance with all the applicable crediting provisions of this Plan, less any distributions made to the Participant pursuant to this Plan.

1.32	“In-Service Benefit” shall mean the benefit set forth in Section 4.1.

1.33	“Key Employee” shall have the meaning set forth in Code Section 409A.

1.34	“Participant” shall mean any Employee or Director (i) who is selected to participate in the Plan, (ii) who elects to participate in the Plan, (iii) who signs a Plan Agreement, an Election Form and a Beneficiary Designation Form, (iv) whose signed Plan Agreement, Election Form and Beneficiary Designation Form are accepted by the Committee, (v) who commences participation in the Plan, and (vi) whose Plan Agreement has not terminated. A spouse or former spouse of a Participant shall not be treated as a Participant in the Plan or have an account balance under the Plan, even if he or she has an interest in the Participant’s benefits under the Plan as a result of applicable law or property settlements resulting from legal separation or divorce.

1.35	“Plan” shall mean the Tellabs Deferred Income Plan, which shall be evidenced by this instrument and by each Plan Agreement, as they may be amended from time to time.

1.36	“Plan Agreement” shall mean a written agreement, as may be amended from time to time, which is entered into by and between an Employer and a Participant. Each Plan Agreement executed by a Participant and the Participant’s Employer shall provide for the entire benefit to which such Participant is entitled under the Plan; should there be more than one Plan Agreement, the Plan Agreement bearing the latest date of acceptance by the Employer shall supersede all previous Plan Agreements in their entirety and shall govern such entitlement. The terms of any Plan Agreement may be different for any Participant, and any Plan Agreement may provide additional benefits not set forth in the Plan or limit the benefits otherwise provided under the Plan; provided, however, that any such additional benefits or benefit limitations must be agreed to by both the Employer and the Participant.

Tellabs, Inc.

2008 Deferred Income Plan

1.37	“Plan Year” shall mean a period beginning on January 1 of each calendar year and continuing through December 31 of such calendar year.

1.38	“Pre-Retirement Survivor Benefit” shall mean the benefit set forth in Article 6.

1.39	“Predecessor Deferred Income Plan” shall mean the Tellabs, Inc. Deferred Income Plan, effective as of September 2, 2001, as amended.

1.40	“Qualified Program” shall be the Tellabs Advantage Program, adopted by Tellabs Operations, Inc., as may be further amended and/or any successor program thereto.

1.41	“Restricted Stock Units” shall mean unvested restricted stock units as awarded to the Participant under any Company stock incentive or bonus plan identified therein or by the Committee as being eligible for deferral under the provisions of this Plan.

1.42	“Retirement”, “Retire(s)” or “Retired” shall mean, with respect to an Employee, severance from employment from all Employers, on or after the attainment of age fifty-five (55) or such earlier date as approved by the Committee, for any reason other than death or Disability; and shall mean with respect to a Director who is not an Employee, severance of his or her directorships with all Employers on or after such date as determined in the sole discretion of the Committee.

1.43	“Retirement Account” shall mean, with respect to each Participant, a credit on the records of the Employer equal to the Initial Account balance assigned to the Retirement Account, plus amounts deferred or credited from Base Annual Salary, Annual Bonus, Annual Company Contributions Amounts, Annual Restoration Contribution Amounts, Annual Restricted Stock Amount, or Director Fees, if applicable, plus amounts credited in accordance with all the applicable crediting provisions of this Plan, less any distributions made to the Participant pursuant to this Plan.

1.44	“Retirement Benefit” shall mean the benefit set forth in Article 5.

1.45	“Stock” shall mean the common stock, $.01 par value per share of Tellabs, Inc., or any other equity securities of the Company designated by the Committee.

1.46	“Termination Benefit” shall mean the benefit set forth in Article 7.

1.47	“Termination of Employment” shall mean the severing of employment with all Employers, or service as a Director of all Employers, voluntarily or involuntarily, for any reason other than Retirement, Disability, or death. If a Participant is both an Employee and a Director, a Termination of Employment shall be determined in the sole discretion of the Committee by reference to the Participant’s employment status with respect to those accounts attributable to compensation relating to such employment and separately as a Director for those accounts attributable to compensation relating to service as a Director. References herein to “Termination of Employment” are intended to mean a termination of employment or service as a Director which constitutes a “separation from service” under Code Section 409A and Treasury Regulation 1.409A-1(h).

1.48	“Trust” shall mean the Master Trust Agreement associated with the plan document as entered into between the Company and the trustee named therein and as amended from time to time.

Tellabs, Inc.

2008 Deferred Income Plan

1.49	“Unforeseeable Financial Emergency” shall be determined in accordance with Treasury Regulation 1.409A-3(i)(3).

1.50	“Years of Service” shall mean the total number of years in which a Participant has been employed by one or more Employers. For purposes of this definition, “Service” shall have the meaning provided for such term for purposes of vesting under the Qualified Program, whether or not the Participant is a participant in such plan.

ARTICLE 2

Selection, Enrollment, Eligibility

2.1	Selection by Committee. Participation in the Plan shall be limited to a select group of management and highly compensated Employees, as determined by the Committee in its sole discretion. From that group, the Committee shall select, in its sole discretion, Employees eligible to participate in the Plan. Directors shall also be Participants in the Plan.

2.2	Enrollment Requirements. As a condition to participation, each selected Employee or Director shall complete, execute and return to the Committee a Plan Agreement, an Election Form and a Beneficiary Designation Form, all within thirty (30) days after he or she is selected to participate in the Plan. In addition, the Committee shall establish from time to time such other enrollment requirements as it determines in its sole discretion are necessary.

2.3	Eligibility; Commencement of Participation. Provided an Employee or Director selected to participate in the Plan has met all enrollment requirements set forth in this Plan and required by the Committee, including returning all required documents to the Committee within the specified time period, that Employee or Director shall commence participation in the Plan on the first day of the month following the month in which the Employee or Director completes all enrollment requirements. If an Employee or a Director fails to meet all such requirements within the period required, in accordance with Section 2.2, that Employee or Director shall not be eligible to participate in the Plan until the first day of the Plan Year following the delivery to and acceptance by the Committee of the required documents.

2.4	Termination of Participation and/or Deferrals. If the Committee determines in good faith that an Employee no longer qualifies as a member of a select group of management or highly compensated employees, as membership in such group is determined in accordance with Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, the Committee shall have the right, in its sole discretion, to (i) terminate any deferral election the Participant has made for the remainder of the Plan Year in which the Participant’s membership status changes, (ii) prevent the Participant from making future deferral elections and/or (iii) immediately distribute the Participant’s then Account Balances as a Termination Benefit and terminate the Participant’s participation in the Plan.

Tellabs, Inc.

2008 Deferred Income Plan

ARTICLE 3

Deferral Commitments/Credit to Accounts/Vesting/Valuation Funds/Taxes

3.1	Minimum Deferrals.

(a)	Base Annual Salary, Annual Bonus and Director Fees. For each Plan Year, a Participant may elect to defer, as his or her Annual Deferral Amount, Base Annual Salary, Annual Bonus and/or Director Fees in the following minimum amount:

Deferral	Minimum Percentage
Base Annual Salary and/or Annual Bonus	1%
Director Fees	1%

If an election is made for less than such minimums, the amount deferred shall be zero.

(b)	Annual Restricted Stock Amount. For each grant of Restricted Stock Units, a Participant eligible to defer Restricted Stock Units may elect to defer, as his or her Annual Restricted Stock Amount, Restricted Stock Units in the following minimum amount:

Deferral	Minimum Percentage
Restricted Stock Units	10%

If an election is made for less than stated minimum amount, the amount deferred shall be zero.

(c)	Short Plan Year. Notwithstanding the foregoing, if a Participant first becomes a Participant after the first day of a Plan Year of the Plan itself, the minimum Annual Deferral Percentage shall apply to any Base Annual Salary to be paid during the remainder of the Plan Year.

3.2	Maximum Deferral.

(a)	Base Annual Salary, Annual Bonus and Directors Fees. For each Plan Year, a Participant may elect to defer, as his or her Annual Deferral Amount, Base Annual Salary, Annual Bonus and/or Directors Fees up to the following maximum percentages for each deferral elected:

Deferral	Maximum Amount
Base Annual Salary	75%
Annual Bonus	100%
Directors Fees	100%

(b)	Annual Restricted Stock Amount. For each Plan Year, a Participant who is eligible to defer Restricted Stock Units may elect to defer, as his or her Annual Restricted Stock Amount, Restricted Stock Units in the following maximum percentage:

Deferral	Maximum Percentage
Restricted Stock Units	100%

Tellabs, Inc.

2008 Deferred Income Plan

(c)	Short Plan Year. Notwithstanding the foregoing, if a Participant first becomes a Participant after the first day of a Plan Year the maximum Annual Deferral Amount with respect to Base Annual Salary, and/or Director Fees shall be limited to the amount to be paid during the remainder of the Plan Year. Annual Bonus deferrals may be done only during open enrollment periods for the Plan.

3.3	Election to Defer; Effect of Election Form.

(a)	Plan Years. Subject to Section 9, for each Plan Year, an irrevocable deferral election for that Plan Year, and such other elections as the Committee deems necessary or desirable under the Plan, may be made by timely delivering to the Committee, in accordance with its rules and procedures, before the end of the Plan Year preceding the Plan Year for which the election is made, a new Election Form.

(b)	Restricted Stock Units. For those Participants eligible to defer Restricted Stock Units, for an election to defer Restricted Stock Units to be valid: (i) a separate irrevocable Election Form must be completed and signed by the Participant, with respect to such Restricted Stock Units during the open enrollment period for the following Plan Year; and (ii) such Election Form must be timely delivered to the Committee and accepted by the Committee at least six (6) months prior to the date such Restricted Stock vests Units vest under the terms of the award thereof.

3.4	Withholding of Annual Deferral Amounts. For each Plan Year, the Base Annual Salary portion of the Annual Deferral Amount shall be withheld from each regularly scheduled Base Annual Salary payroll in equal amounts, as adjusted from time to time for increases and decreases in Base Annual Salary. The Annual Bonus and/or Directors Fees portion of the Annual Deferral Amount shall be withheld at the time the Annual Bonus or Directors Fees are or otherwise would be paid to the Participant, whether or not this occurs during the Plan Year itself.

3.5	Annual Company Contribution Amount. For each Plan Year, an Employer, in its sole discretion, may, but is not required to, credit any amount it desires to any Retirement Account under this Plan, which amount shall be for that Participant the Annual Company Contribution Amount for that Plan Year. The amount so credited to a Participant may be smaller or larger than the amount credited to any other Participant, and the amount credited to any Participant for a Plan Year may be zero, even though one or more other Participants receive an Annual Company Contribution Amount for that Plan Year. The Annual Company Contribution Amount, if any, shall be credited as of the last day of the Plan Year. If a Participant is not employed by an Employer as of the last day of a Plan Year other than by reason of his or her Retirement or death while employed, the Annual Company Contribution Amount for that Plan Year shall be zero.

3.6	Annual Restricted Stock Unit Amount. Subject to any terms and conditions imposed by the Committee, eligible Participants may elect to defer, under the Plan, Restricted Stock Units, which amount shall be for that Participant the Annual Restricted Stock Amount for that Plan Year. The portion of any Restricted Stock Units deferred shall, at the time the Restricted Stock Units would otherwise vest under the terms of the award thereof, but for the election to defer, be reflected on the books of the Company as an unfunded, unsecured promise to deliver to the Participant a specific number of actual shares of Stock in the future.

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2008 Deferred Income Plan

3.7	Annual Restoration Contribution Amount. For each Plan Year during which the Company maintains the Qualified Program, an Employer shall credit a Participant’s Retirement Account an amount equal to the difference between (i) the amount the Employer contributed on behalf of such Employee Participant under the Qualified Program during such Plan Year and (ii) the amount that would have been contributed by the Employer under the Qualified Program during such Plan Year without regard to the Excess/Qualified Benefit Limitations, which amount shall be for that Participant the Annual Restoration Contribution Amount for that Plan Year. The amount so credited to a Participant may be smaller or larger than the amount credited to any other Participant, and the amount credited to any Participant for a Plan Year may be zero, even though one or more other Participants receive an Annual Restoration Contribution Amount for that Plan Year. The Annual Restoration Contribution Amount, if any, shall be credited as soon as practical, but in no event later than the last day of the second month immediately following the close of the Plan Year. If a Participant is not employed by an Employer, or is no longer providing services as a Director, as of the last day of a Plan Year other than by reason of his or her Retirement or death while employed, the Annual Restoration Contribution Amount for that Plan Year shall be zero.

3.8	Investment of Trust Assets. The Trustee of the Trust shall be authorized, upon written instructions received from the Committee or investment manager appointed by the Committee, to invest and reinvest the assets of the Trust in accordance with the applicable Trust Agreement, including the disposition of Stock and reinvestment of the proceeds in one or more investment vehicles designated by the Committee.

3.9	Sources of Stock. If Stock is credited under the Plan in the Trust pursuant to Section 3.6 in connection with a deferral of Restricted Stock Units, the shares so credited shall be deemed to have originated, and shall be counted against the number of shares reserved, under such other plan, program or arrangement.

3.10	Vesting.

(a)	A Participant shall at all times be 100% vested in his or her Annual Deferral Amount, and Annual Restricted Stock Amount, and amounts credited thereon pursuant to Section 3.11.

(b)	The Committee, in its sole discretion, will determine over what period of time and in what percentage increments a Participant shall vest in his or her Annual Company Contribution Amount and amounts credited thereon pursuant to Section 3.11. The Committee may credit some Participants with larger or smaller vesting percentages than other Participants, and the vesting percentage credited to any Participant for a Plan Year may be zero, even though one or more other Participants have a greater vesting percentage credited to them for that Plan Year.

(c)	A Participant shall at all times be 100% vested in his or her Annual Restoration Contribution Amount, and amounts credited thereon pursuant to Section 3.11.

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(d)	Notwithstanding anything to the contrary contained in this Section 3.10, in the event of a Change in Control and/or the Participant’s attainment of age sixty-five (65), a Participant’s Annual Company Contribution Amount, and amounts credited thereon pursuant to Section 3.11, shall immediately become 100% vested (if it is not already vested in accordance with the above vesting schedules).

3.11	Crediting/Debiting of Account Balances. In accordance with, and subject to, the rules and procedures that are established from time to time by the Committee, in its sole discretion, amounts shall be credited or debited to a Participant’s Account Balance in accordance with the following rules:

(a)	Election of Valuation Funds. Subject to the restrictions found in Sections 3.11(d) and 3.11(e) below, a Participant, in connection with his or her initial deferral election in accordance with Section 3.3(a) above, shall elect, on the Election Form, one or more Valuation Fund(s) (as described in this Section 3.11(c) below) to be used to determine the amounts to be credited or debited to his or her Account Balance for the first day on which the Participant commences participation in the Plan and continuing thereafter for each subsequent day in which the Participant participates in the Plan, unless changed in accordance with the next sentence. Commencing with the first business day that follows the Participant’s commencement of participation in the Plan and continuing thereafter for each subsequent day in which the Participant participates in the Plan, no later than the close of business on such day, the Participant may (but is not required to) elect, by submitting an Election Form to the Committee that is accepted by the Committee, to add or delete one or more Valuation Fund(s) to be used to determine the amounts to be credited or debited to his or her Account Balance, or to change the portion of his or her Account Balance allocated to each previously or newly elected Valuation Fund. If an election is made in accordance with the previous sentence, it shall apply no later than the close of business on the next business day and continue thereafter for each subsequent day in which the Participant participates in the Plan, unless changed in accordance with the previous sentence.

(b)	Proportionate Allocation. In making any election described in Section 3.11(a) above, the Participant shall specify on the Election Form, in increments of one percentage point (1%), the percentage of his or her Account Balance to be allocated to a Valuation Fund (as if the Participant was making an investment in that Valuation Fund with that portion of his or her Account Balance).

(c)	Valuation Funds. The Committee shall designate one or more valuation funds based on certain mutual or other collective investment funds which, along with the fund described in Sections 3.11(d) and Section 3.11(e) below, shall constitute the Valuation Funds. Subject to Sections 3.11(d) and 3.11(e) below, the Participant may elect one or more of the Valuation Funds for purposes of crediting additional amounts to his or her Account Balance. As necessary, the Committee may, in its sole discretion, discontinue, substitute or add a Valuation Fund. Each such action will take effect as of date determined by the Committee.

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(d)	Conversion of Restricted Fixed Rate Valuation Fund. For each Participant who has been credited with an Initial Account Balance in either his or her Retirement Account or In-Service Account, such portion, if any, of such Initial Account Balance with respect to which the Restricted Fixed Rate Valuation Fund under the predecessor Deferred Income Plan was the Valuation Fund as of December 31, 2007, shall be converted from such Valuation Fund to one or more other Valuation Funds as the participant may elect; provided, however, that in the event a Participant shall fail to elect such other Valuation Fund(s), then the amounts allocated to the Restricted Fixed Rate Fund shall be allocated to other Valuation Funds (other than the Tellabs, Inc. Stock Unit Fund) as the Committee shall have determined and communicated to the Participants prior to January 1, 2008.

(e)	Tellabs, Inc. Stock Unit Fund. A Participant’s Annual Restricted Stock Amount will be automatically reflected in the Tellabs, Inc. Stock Unit Fund as the Valuation Fund. Participants may not select any other Valuation Fund to be used with respect to their Annual Restricted Stock Amount, and no other portion of the Participant’s Accounts can be either initially allocated or re-allocated to the Tellabs, Inc. Stock Unit Fund.

(f)	Crediting or Debiting Method. The performance of each elected Valuation Fund (either positive or negative) will be determined by the Committee, in its reasonable discretion, based on the performance of the Valuation Funds themselves. A Participant’s Account Balance(s) shall be credited or debited on a daily basis based on the performance of each Valuation Fund selected by the Participant, as though (i) a Participant’s Account Balance(s) were invested in the Valuation Fund(s) selected by the Participant, at the closing price on such date; (ii) the portion of the Annual Deferral Amount, Company Contribution Amount, Qualifying Gain, Restricted Stock, Units, and/or Annual Restoration Contribution Amounts, that was actually deferred or contributed during any business day was invested in the Valuation Fund(s) selected by the Participant or as otherwise provided by this Section 3.11, in the percentages applicable to such business day, no later than the close of business on the first business day after the day on which such amounts are actually deferred or contributed, at the closing price on such date; and (iii) any distribution made to a Participant that decreases such Participant’s Account Balance ceased being invested in the Valuation Fund(s), in the percentages applicable to such business day, no earlier than one business day prior to the distribution, at the closing price on such date.

(g)	No Actual Investment. Notwithstanding any other provision of this Plan that may be interpreted to the contrary, the Valuation Funds are to be used for measurement purposes only, and a Participant’s election of any such Valuation Fund, the allocation to his or her Account Balance(s) thereto, the calculation of additional amounts and the crediting or debiting of such amounts to a Participant’s Account Balance shall not be considered or construed in any manner as an actual investment of his or her Account Balance in any such Valuation Fund. In the event that the Company or the Trustee (as that term is defined in the Trust), in its own discretion, decides to invest funds in any or all of the Valuation Funds, no Participant shall have any rights in or to such investments themselves. Without limiting the foregoing, a Participant’s Account Balance(s) shall at all times be a bookkeeping entry only and shall not represent any investment made on his or her behalf by the Company or the Trust; the Participant shall at all times remain an unsecured creditor of the Company.

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3.12	FICA and Other Taxes.

(a)	Annual Deferral Amounts. For each Plan Year in which an Annual Deferral Amount is being withheld from an Employee Participant, the Participant’s Employer(s) shall withhold from that portion of the Participant’s Base Annual Salary and Annual Bonus that is not being deferred, in a manner determined by the Employer(s), the Participant’s share of FICA and other employment taxes on such Annual Deferral Amount. If necessary, the Committee may reduce the Annual Deferral Amount in order to comply with this Section 3.12.

(b)	Other Amounts. When an Employee Participant becomes vested in a portion of his or her Annual Company Contribution Amounts, and/or Annual Restoration Contribution Amounts the Participant’s Employer(s) shall withhold from the Participant’s Base Annual Salary and/or Annual Bonus that is not deferred, in a manner determined by the Employer(s), the Participant’s share of FICA and other employment taxes. If necessary, the Committee may reduce the vested portion of the Participant’s aforementioned amounts in order to comply with this Section 3.12.

(c)	Annual Restricted Stock Amounts. For each Plan Year in which an Annual Restricted Stock Amount is being first withheld from an Employee Participant, the Participant’s Employer(s) shall withhold from that portion of the Participant’s Base Annual Salary, Bonus, and Restricted Stock Units that are not being deferred, in a manner determined by the Employer(s), the Participant’s share of FICA and other employment taxes on such Annual Restricted Stock Amount. If necessary, the Committee may reduce the Annual Restricted Stock Amount in order to comply with this Section 3.12.

3.13	Distributions. The Participant’s Employer(s), or the trustee of the Trust, shall withhold from any payments made to a Participant under this Plan all federal, state and local income, employment and other taxes required to be withheld by the Employer(s), or the trustee of the Trust, in connection with such payments, in amounts and in a manner to be determined in the sole discretion of the Employer(s) and the trustee of the Trust.

ARTICLE 4

In-Service Benefits; Unforeseeable Financial Emergencies;

Withdrawal Election

4.1	In-Service Benefit. Subject to the Deduction Limitation, a Participant shall receive, as an In-Service Benefit, his or her In-Service Account Balance, at the date specified by the Participant in an Election Form. Notwithstanding the foregoing, the Participant may subsequently amend one time the intended date of payment provided that such change complies with Article 9.

4.2	Payment of In-Service Benefit. A Participant, in connection with his or her deferral into the In-Service Account, shall elect

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on an Election Form to receive the In-Service Benefit in a lump sum or pursuant to the Annual Installment Method of up to 5 years. The Participant may change his or her election to an allowable alternative payout period by submitting a new Election Form to the Committee, provided that any such changes comply with Article 9. If a Participant does not make any election with respect to the payment of the In-Service Benefit, then such benefit shall be payable in a lump sum. The lump sum payment shall be made, or installment payments shall commence, no later than sixty (60) days after the first day of the month of the Plan Year selected by the Participant or otherwise provided by this Plan. Any payment made shall be subject to the Deduction Limitation.

4.3	Other Benefits Take Precedence Over In-Service. Should an event occur that triggers a benefit under Article 5, 6, 7 or 8, the In-Service Account shall not be paid in accordance with Section 4.1 but shall be paid in accordance with the other applicable Article.

4.4	Withdrawal Payout/Suspensions for Unforeseeable Financial Emergencies. If the Participant experiences an Unforeseeable Financial Emergency, the Participant may petition the Committee to (i) suspend any deferrals required to be made by a Participant to his or her Accounts and/or (ii) receive a partial or full payout from the Plan. The payout shall not exceed the lesser of the Participant’s Account Balance(s), calculated as if such Participant were receiving a Termination Benefit, or the amount reasonably needed to satisfy the Unforeseeable Financial Emergency. If, subject to the sole discretion of the Committee, the petition for a suspension and/or payout is approved, suspension shall take effect upon the date of approval and any payout shall be made within sixty (60) days of the date of approval. The payment of any amount under this Section 4.4 shall not be subject to the Deduction Limitation.

ARTICLE 5

Retirement Benefit

5.1	Retirement Benefit. Subject to the Deduction Limitation, a Participant who Retires shall receive, as a Retirement Benefit, his or her Account Balance.

5.2	Payment of Retirement Benefit. A Participant, in connection with his or her commencement of participation in the Plan, shall elect on an Election Form to receive the Retirement Benefit in a lump sum or pursuant to the Annual Installment Method of up to 10 years, or as may otherwise be permitted by the Committee. The Participant may change his or her election to an allowable alternative payout period by submitting a new Election Form to the Committee, provided that any such changes comply with Article 9. If a Participant does not make any election with respect to the payment of the Retirement Benefit, then such benefit shall be payable in a lump sum. The lump sum payment shall be made, or installment payments shall commence, no later than sixty (60) days after the last day of the Plan Year in which the Participant Retires. Any payment made shall be subject to the Deduction Limitation.

5.3	Settlement in Stock. The portion of the Retirement Account attributable to the Annual Restricted Stock Amount shall only be satisfied by the distribution of actual shares of stock.

5.4

Death Prior to Completion of Retirement Benefit. If a Participant dies after Retirement but before the Retirement Benefit is paid in full, the Participant’s unpaid Retirement Benefit payments shall continue and shall be paid to the Participant’s

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Beneficiary over the remaining number of years and in the same amounts as that benefit would have been paid to the Participant had the Participant survived.

ARTICLE 6

Pre-Retirement Survivor Benefit

6.1	Pre-Retirement Survivor Benefit. Subject to the Deduction Limitation, the Participant’s Beneficiary shall receive a lump sum, Pre-Retirement Survivor Benefit equal to the Participant’s Account Balance(s) if the Participant dies before he or she Retires, experiences a Termination of Employment or suffers a Disability.

ARTICLE 7

Termination Benefit

7.1	Termination Benefit. Subject to the Deduction Limitation, the Participant shall receive a Termination Benefit, which shall be equal to the Participant’s Account Balance(s) if a Participant experiences a Termination of Employment prior to his or her Retirement, death or Disability.

7.2	Payment of Termination Benefit. The Participant shall receive his or her Termination Benefit in a lump sum payment no later than thirty (30) days after the date on which the Committee determines that the Participant is owed such benefits. Any payment made shall be subject to the Deduction Limitation. If Participant is a Key Employee payment of his or her Termination Benefit will be paid no earlier than six months from Termination of Employment.

ARTICLE 8

Disability Waiver and Benefit

8.1	Disability Benefit. A Participant who becomes Disabled prior to the occurrence of an event described in Articles 4, 5, 6 or 7 shall receive his or her Account Balance in the form of a lump sum within sixty (60) days of the determination that the Participant is Disabled. Any payment made shall be subject to the Deduction Limitation.

ARTICLE 9

Changing Payment Elections

9.1	Permissible Changes. Subject to Section 9.2, a Participant may make a one-time change to his or her payment elections under Sections 4.1 (In-Service Benefit), 4.2 (Payment of In-Service Benefit) and 5.2 (Payment of Retirement Benefit) by submitting a new Election Form to the Committee provided that (a) any such Election Form will not be effective for twelve (12) months after the date the Election Form is submitted to and accepted by the Committee and (b) the date benefit payments commence to the Participant must be at least five (5) years after the date benefits would have otherwise commenced under the payment election in effect prior to such change.

9.2

409A Transition Elections. Notwithstanding anything in the Plan to the contrary, effective through December 31, 2008, each Participant (or Beneficiary) shall be permitted to make a new payment elections provided that with respect to such

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Participant’s (or Beneficiary’s) Accounts under the Plan, notwithstanding the timing requirements of Section 9.1 above. Any election pursuant to this Section 9.2 shall be made at such time and on such Election Form as the Committee shall determine. With respect to elections made prior to December 31, 2007, any such election shall only apply to benefits amounts that would not otherwise be payable in 2007 and may not cause an amount to be paid in 2007 that would not otherwise be payable in 2007. The Committee may permit an election prior to December 31, 2007 to receive a lump sum payment of the balance of a Participant’s entire Account as of January 1, 2008 during January 2008. The Committee may extend to Participants (or Beneficiaries) the opportunity to make a similar election during 2008, provided any such elections made after December 31, 2007 but before January 1, 2009, any such elections may only apply to benefits that would not otherwise be payable in 2008 and may not cause a benefit to be paid in 2008 that would not otherwise be payable in 2008, and shall be subject to such other limitations and provisions as the Committee shall determine.

ARTICLE 10

Beneficiary Designation

10.1	Beneficiary. Each Participant shall have the right, at any time, to designate his or her Beneficiary(ies) (both primary as well as contingent) to receive any benefits payable under the Plan to a beneficiary upon the death of a Participant. The Beneficiary designated under this Plan may be the same as or different from the Beneficiary designation under any other plan of an Employer in which the Participant participates. The Committee shall be entitled to rely on the last Beneficiary Designation Form filed by the Participant and accepted by the Committee (or its designee) prior to his or her death.

10.2	Acknowledgment. No designation or change in designation of a Beneficiary shall be effective until received and acknowledged in writing by the Committee or its designated agent.

10.3	No Beneficiary Designation. If a Participant fails to designate a Beneficiary as provided in Sections 10.1 and 10.2 above or, if all designated Beneficiaries predecease the Participant or die prior to complete distribution of the Participant’s benefits, then the Participant’s designated Beneficiary shall be deemed to be his or her surviving spouse. If the Participant has no surviving spouse, the benefits remaining under the Plan to be paid to a Beneficiary shall be payable to the executor or personal representative of the Participant’s estate.

10.4	Doubt as to Beneficiary. If the Committee has any doubt as to the proper Beneficiary to receive payments pursuant to this Plan, the Committee shall have the right, exercisable in its discretion, to cause the Participant’s Employer to withhold such payments until this matter is resolved to the Committee’s satisfaction.

10.5	Discharge of Obligations. The payment of benefits under the Plan to a Beneficiary shall fully and completely discharge all Employers and the Committee from all further obligations under this Plan with respect to the Participant, and that Participant’s Plan Agreement shall terminate upon such full payment of benefits.

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ARTICLE 11

Leave of Absence

11.1	Paid Leave of Absence. If a Participant is authorized by the Participant’s Employer for any reason to take a paid leave of absence from the employment of the Employer, the Participant shall continue to be considered employed by the Employer and the Annual Deferral Amount shall continue to be withheld during such paid leave of absence in accordance with Section 3.3, unless the Committee allows an exception pursuant to Section 8.1.

11.2	Unpaid Leave of Absence. If a Participant is authorized by the Participant’s Employer for any reason to take an unpaid leave of absence from the employment of the Employer, the Participant shall continue to be considered employed by the Employer and the Participant shall be excused from making deferrals until the earlier of the date the leave of absence expires or the Participant returns to a paid employment status. Upon such expiration or return, deferrals shall resume for the remaining portion of the Plan Year in which the expiration or return occurs, based on the deferral election, if any, made for that Plan Year. If no election was made for that Plan Year, no deferral shall be withheld.

ARTICLE 12

Termination, Amendment or Modification

12.1

Termination. Although each Employer anticipates that it will continue the Plan for an indefinite period of time, there is no guarantee that any Employer will continue the Plan or will not terminate the Plan at any time in the future. Accordingly, each Employer reserves the right to discontinue its sponsorship of the Plan and/or to terminate the Plan at any time with respect to any or all of its participating Employees and Directors, by action of its board of directors. Upon the termination of the Plan with respect to any Employer, the Plan Agreements of the affected Participants who are employed by that Employer, or in the service of that Employer as Directors, shall terminate and their Account Balances, determined as if they had experienced a Termination of Employment on the date of Plan termination or, if Plan termination occurs after the date upon which a Participant was eligible to Retire, then with respect to that Participant as if he or she had Retired on the date of Plan termination, shall be paid to the Participants as follows: Prior to a Change in Control, if the Plan is terminated with respect to all of its Participants, an Employer shall have the right, in its sole discretion, and notwithstanding any elections made by the Participant, to pay such benefits in a lump sum or pursuant to the Annual Installment Method of up to 10 years, but not longer than as the Participant may have elected previously, with amounts credited and debited during the installment period as provided herein. If the Plan is terminated with respect to less than all of its Participants, an Employer shall be required to pay such benefits in a lump sum. After a Change in Control, the Employer shall be required to pay such benefits in a lump sum. The termination of the Plan shall not adversely affect any Participant or Beneficiary who has become entitled to the payment of any benefits under the Plan as of the date of termination; provided however, that the Employer shall have the right to accelerate installment payments without a premium or prepayment penalty by paying the balance of the Account(s) in a lump sum or pursuant to the Annual Installment Method using fewer years (provided that the present value of all payments that will have been received by a Participant at any given point of time under the different payment schedule shall equal or exceed the

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present value of all payments that would have been received at that point in time under the original payment schedule). After a Change in Control, the effect of termination of the Plan shall be governed by Section 11.3 below.

12.2	Amendment. Subject to Section 12.3 below relating to amendments made after a Change in Control, any Employer may, at any time, amend or modify the Plan in whole or in part with respect to that Employer by the action of its board of directors; provided, however, that: (i) no amendment or modification shall be effective to decrease or restrict the value of a Participant’s Account Balance in existence at the time the amendment or modification is made, calculated as if the Participant had experienced a Termination of Employment as of the effective date of the amendment or modification or, if the amendment or modification occurs after the date upon which the Participant was eligible to Retire, the Participant had Retired as of the effective date of the amendment or modification, and (ii) no amendment or modification of this Section 12.1 or Section 11.3 of the Plan shall be effective. The amendment or modification of the Plan shall not affect any Participant or Beneficiary who has become entitled to the payment of benefits under the Plan as of the date of the amendment or modification; provided, however, that the Employer shall have the right to accelerate installment payments by paying the balance of the Account(s) in a lump sum or pursuant to the Annual Installment Method using fewer years (provided that the present value of all payments that will have been received by a Participant at any given point of time under the different payment schedule shall equal or exceed the present value of all payments that would have been received at that point in time under the original payment schedule).

12.3	Effect of Change in Control. Despite the provisions of Sections 12.1 and 12.2 above, following a Change in Control, the provisions of this Plan or any Participant’s Plan Agreement may not be amended or terminated in any manner with respect to a Participant or Beneficiary if such amendment or termination would have an adverse effect in any way upon the computation or amount of or entitlement to benefits of such Participant or Beneficiary under the Plan as in effect immediately prior to the Change in Control, including, but not limited to, any adverse change in or to the crediting or debiting of amounts to the Account Balances or the time or manner of payment of the Account Balances to any Participant or Beneficiary, unless the Participant or Beneficiary has given written consent to such amendment or termination. An “adverse effect” for purposes of this Section 12.3 shall include, but not be limited to, any acceleration of the payment of the Account Balances payable to the Participant or Beneficiary or a change in the composition of the risk and return characteristics represented by the available Valuation Funds or the Participant’s or Beneficiary’s ability to allocate his or her Account Balances among such Valuation Funds.

12.4	Plan Agreement. Despite the provisions of Sections 12.1 and 12.2 above, if a Participant’s Plan Agreement contains benefits or limitations that are not in this Plan document, the Employer may only amend or terminate such provisions with the consent of the Participant.

12.5	Effect of Payment. The full payment of the applicable benefit under Articles 4, 5, 6, 7 or 8 of the Plan shall completely discharge all obligations to a Participant and his or her designated Beneficiaries under this Plan and the Participant’s Plan Agreement shall terminate.

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ARTICLE 13

Administration

13.1	Committee Duties. Except as otherwise provided in this Article 13, this Plan shall be administered by a Committee, which shall consist of the Committee appointed by the Board. Members of the Committee may be Participants under this Plan. The Committee shall also have the discretion and authority to (i) make, amend, interpret, and enforce all appropriate rules and regulations for the administration of this Plan and (ii) decide or resolve any and all questions including interpretations of this Plan, as may arise in connection with the Plan. Any individual serving on the Committee who is a Participant shall not vote or act on any matter relating solely to himself or herself. When making a determination or calculation, the Committee shall be entitled to rely on information furnished by a Participant or the Company.

13.2	Agents. In the administration of this Plan, the Committee may, from time to time, employ agents and delegate to them such administrative duties as it sees fit (including acting through a duly appointed representative) and may from time to time consult with counsel who may be counsel to any Employer.

13.3	Binding Effect of Decisions. The decision or action of the Committee, and any Employee to whom the duties of the Committee may be delegated, with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated hereunder shall be final and conclusive and binding upon all persons having any interest in the Plan.

13.4	Indemnity of Committee. All Employers shall indemnify and hold harmless the members of the Committee, and any Employee to whom the duties of the Committee may be delegated against any and all claims, losses, damages, expenses or liabilities arising from any action or failure to act with respect to this Plan, except in the case of willful misconduct by the Committee, any of its members, any such Employee.

13.5	Employer Information. To enable the Committee to perform its functions, the Company and each Employer shall supply full and timely information to the Committee as the case may be, on all matters relating to the compensation of its Participants, the date and circumstances of the Retirement, Disability, death or Termination of Employment of its Participants, and such other pertinent information as the Committee may reasonably require.

ARTICLE 14

Other Benefits and Agreements

14.1	Coordination with Other Benefits. The benefits provided for a Participant and Participant’s Beneficiary under the Plan are in addition to any other benefits available to such Participant under any other plan or program for employees of the Participant’s Employer. The Plan shall supplement and shall not supersede, modify or amend any other such plan or program except as may otherwise be expressly provided.

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ARTICLE 15

Claims Procedures

15.1	Presentation of Claim. Any Participant or Beneficiary of a deceased Participant (such Participant or Beneficiary being referred to below as a “Claimant”) may deliver to the Committee a written claim for a determination with respect to the amounts distributable to such Claimant from the Plan. If such a claim relates to the contents of a notice received by the Claimant, the claim must be made within sixty (60) days after such notice was received by the Claimant. All other claims must be made within 180 days of the date on which the event that caused the claim to arise occurred, or such claim is waived. The claim must state with particularity the determination desired by the Claimant.

15.2	Notification of Decision. The Committee shall consider a Claimant’s claim within a reasonable time, and shall notify the Claimant in writing:

(a)	that the Claimant’s requested determination has been made, and that the claim has been allowed in full; or

(b)	that the Committee has reached a conclusion contrary, in whole or in part, to the Claimant’s requested determination, and such notice must set forth in a manner calculated to be understood by the Claimant:

(i)	the specific reason(s) for the denial of the claim, or any part of it;

(ii)	specific reference(s) to pertinent provisions of the Plan upon which such denial was based;

(iii)	a description of any additional material or information necessary for the Claimant to perfect the claim, and an explanation of why such material or information is necessary; and

(iv)	an explanation of the claim review procedure set forth in Section 15.3 below.

15.3	Review of a Denied Claim. Within sixty (60) days after receiving a notice from the Committee that a claim has been denied, in whole or in part, a Claimant (or the Claimant’s duly authorized representative) may file with the Committee a written request for a review of the denial of the claim. Thereafter, but not later than thirty (30) days after the review procedure began, the Claimant (or the Claimant’s duly authorized representative):

(a)	may review pertinent documents;

(b)	may submit written comments or other documents; and/or

(c)	may request a hearing, which the Committee, in its sole discretion, may grant.

15.4	Decision on Review. The Committee shall render its decision on review promptly, and not later than sixty (60) days after the filing of a written request for review of the denial, unless a hearing is held or other special circumstances require additional time, in which case the Committee’s decision must be rendered within 120 days after such date. Such decision must be written in a manner calculated to be understood by the Claimant, and it must contain:

(a)	specific reasons for the decision;

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(b)	specific reference(s) to the pertinent Plan provisions upon which the decision was based; and

(c)	such other matters as the Committee deems relevant.

15.5	Legal Action. A Claimant’s compliance with the foregoing provisions of this Article 15 is a mandatory prerequisite to a Claimant’s right to commence any legal action with respect to any claim for benefits under this Plan.

ARTICLE 16

Trust

16.1	Establishment of the Trust. The Company shall establish the Trust, and each Employer shall at least annually transfer over to the Trust such assets as the Employer determines, in its sole discretion, are necessary to provide, on a present value basis, for its respective future liabilities created with respect to the Annual Company Contribution Amounts, Annual Deferral Amounts, Annual Restoration Contribution Amounts, and Annual Restricted Stock Amounts for such Employer’s Participants for all periods prior to the transfer, as well as any debits and credits to the Participants’ Account Balances for all periods prior to the transfer, taking into consideration the value of the assets in the trust at the time of the transfer.

16.2	Interrelationship of the Plan and the Trust. The provisions of the Plan and the Plan Agreement shall govern the rights of a Participant to receive distributions pursuant to the Plan. The provisions of the Trust shall govern the rights of the Employers, Participants and the creditors of the Employers to the assets transferred to the Trust. Each Employer shall at all times remain liable to carry out its obligations under the Plan.

16.3	Distributions From the Trust. Each Employer’s obligations under the Plan may be satisfied with Trust assets distributed pursuant to the terms of the Trust, and any such distribution shall reduce the Employer’s obligations under this Plan.

ARTICLE 17

Miscellaneous

17.1	Status of Plan. The Plan is intended to be a plan that is not qualified within the meaning of Code Section 401(a) and that “is unfunded and is maintained by an employer primarily for the purpose of providing deferred compensation for a select group of management or highly compensated employee” within the meaning of ERISA Sections 201(2), 301(a)(3) and 401(a)(1). The Plan shall be administered and interpreted to the extent possible in a manner consistent with that intent.

17.2	Unsecured General Creditor. Participants and their Beneficiaries, heirs, successors and assigns shall have no legal or equitable rights, interests or claims in any property or assets of an Employer. For purposes of the payment of benefits under this Plan, any and all of an Employer’s assets shall be, and remain, the general, un-pledged unrestricted assets of the Employer. An Employer’s obligation under the Plan shall be merely that of an unfunded and unsecured promise to pay money in the future.

Tellabs, Inc.

2008 Deferred Income Plan

17.3	Employer’s Liability. An Employer’s liability for the payment of benefits shall be defined only by the Plan and the Plan Agreement, as entered into between the Employer and a Participant. An Employer shall have no obligation to a Participant under the Plan except as expressly provided in the Plan and his or her Plan Agreement.

17.4	Nonassignability. Neither a Participant nor any other person shall have any right to commute, sell, assign, transfer, pledge, anticipate, mortgage or otherwise encumber, transfer, hypothecate, alienate or convey in advance of actual receipt, the amounts, if any, payable hereunder, or any part thereof, which are, and all rights to which are expressly declared to be, unassignable and non-transferable. No part of the amounts payable shall, prior to actual payment, be subject to seizure, attachment, garnishment or sequestration for the payment of any debts, judgments, alimony or separate maintenance owed by a Participant or any other person, be transferable by operation of law in the event of a Participant’s or any other person’s bankruptcy or insolvency or be transferable to a spouse as a result of a property settlement or otherwise.

17.5	Not a Contract of Employment. The terms and conditions of this Plan shall not be deemed to constitute a contract of employment between any Employer and the Participant. Such employment is hereby acknowledged to be an “at will” employment relationship that can be terminated at any time for any reason, or no reason, with or without cause, and with or without notice, unless expressly provided in a written employment agreement. Nothing in this Plan shall be deemed to give a Participant the right to be retained in the service of any Employer, either as an Employee or a Director, or to interfere with the right of any Employer to discipline or discharge the Participant at any time.

17.6	Furnishing Information. A Participant or his or her Beneficiary will cooperate with the Committee by furnishing any and all information requested by the Committee and take such other actions as may be requested in order to facilitate the administration of the Plan and the payments of benefits hereunder, including but not limited to taking such physical examinations as the Committee may deem necessary.

17.7	Terms. Whenever any words are used herein in the masculine, they shall be construed as though they were in the feminine in all cases where they would so apply; and whenever any words are used herein in the singular or in the plural, they shall be construed as though they were used in the plural or the singular, as the case may be, in all cases where they would so apply.

17.8	Captions. The captions of the articles, sections and paragraphs of this Plan are for convenience only and shall not control or affect the meaning or construction of any of its provisions.

17.9	Governing Law. Subject to ERISA, the provisions of this Plan shall be construed and interpreted according to the internal laws of the State of Delaware without regard to its conflicts of laws principles.

17.10	Notice. Any notice or filing required or permitted to be given to the Committee under this Plan shall be sufficient if in writing and hand-delivered, or sent by registered or certified mail, to the address below:

Tellabs, Inc.

2008 Deferred Income Plan

Deferred Income Plan Committee
Attention: Legal Department
1415 W. Diehl Road
Naperville, Illinois 60563

Such notice shall be deemed given as of the date of delivery or, if delivery is made by mail, as of the date shown on the postmark on the receipt for registration or certification.

Any notice or filing required or permitted to be given to a Participant under this Plan shall be sufficient if in writing and hand-delivered, or sent by mail, to the last known address of the Participant.

17.11	Successors. The provisions of this Plan shall bind and inure to the benefit of the Participant’s Employer and its successors and assigns and the Participant and the Participant’s designated Beneficiaries.

17.12	Spouse’s Interest. The interest in the benefits hereunder of a spouse of a Participant who has predeceased the Participant shall automatically pass to the Participant and shall not be transferable by such spouse in any manner, including but not limited to such spouse’s will, nor shall such interest pass under the laws of intestate succession.

17.13	Validity. In case any provision of this Plan shall be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision had never been inserted herein.

17.14	Incompetent. If the Committee determines in its discretion that a benefit under this Plan is to be paid to a minor, a person declared incompetent or to a person incapable of handling the disposition of that person’s property, the Committee may direct payment of such benefit to the guardian, legal representative or person having the care and custody of such minor, incompetent or incapable person. The Committee may require proof of minority, incompetence, incapacity or guardianship, as it may deem appropriate prior to distribution of the benefit. Any payment of a benefit shall be a payment for the account of the Participant and the Participant’s Beneficiary, as the case may be, and shall be a complete discharge of any liability under the Plan for such payment amount.

17.15	Court Order. The Committee is authorized to make any payments directed by court order in any action in which the Plan or the Committee has been named as a party. In addition, if a court determines that a spouse or former spouse of a Participant has an interest in the Participant’s benefits under the Plan in connection with a property settlement or otherwise, the Committee, in its sole discretion, shall have the right, notwithstanding any election made by a Participant, to immediately distribute the spouse’s or former spouse’s interest in the Participant’s benefits under the Plan to that spouse or former spouse.

17.16	Distribution in the Event of Taxation.

(a)

In General. If, for any reason, all or any portion of a Participant’s benefits under this Plan becomes taxable to the Participant prior to receipt, a Participant may petition the Committee before a Change in Control, or the trustee of the Trust after a Change in Control, for a distribution of that portion of his or her benefit that has become taxable.

Tellabs, Inc.

2008 Deferred Income Plan

Upon the grant of such a petition, which grant shall not be unreasonably withheld (and, after a Change in Control, shall be granted), a Participant’s Employer shall distribute to the Participant immediately available funds in an amount equal to the taxable portion of his or her benefit (which amount shall not exceed a Participant’s unpaid Account Balance under the Plan). If the petition is granted, the tax liability distribution shall be made within ninety (90) days of the date when the Participant’s petition is granted. Such a distribution shall affect and reduce the benefits to be paid under this Plan.

(b)	Trust. If the Trust terminates in accordance with the terms of the Trust Agreement and benefits are distributed from the Trust to a Participant in accordance with the terms thereof, the Participant’s benefits under this Plan shall be reduced to the extent of such distributions.

17.17	Insurance. The Employers, on their own behalf or on behalf of the trustee of the Trust, and, in their sole discretion, may apply for and procure insurance on the life of the Participant, in such amounts and in such forms as the Trust may choose. The Employers or the trustee of the Trust, as the case may be, shall be the sole owner and beneficiary of any such insurance. The Participant shall have no interest whatsoever in any such policy or policies, and at the request of the Employers shall submit to medical examinations and supply such information and execute such documents as may be required by the insurance company or companies to whom the Employers have applied for insurance.

17.18	Legal Fees To Enforce Rights After Change in Control. The Company and each Employer is aware that upon the occurrence of a Change in Control, the Board or the board of directors of a Participant’s Employer (which might then be composed of new members) or a shareholder of the Company or the Participant’s Employer, or of any successor corporation might then cause or attempt to cause the Company, the Participant’s Employer or such successor to refuse to comply with its obligations under the Plan and might cause or attempt to cause the Company or the Participant’s Employer to institute, or may institute, litigation seeking to deny Participants the benefits intended under the Plan. In these circumstances, the purpose of the Plan could be frustrated. Accordingly, if, following a Change in Control, it should appear to any Participant that the Company, the Participant’s Employer or any successor corporation has failed to comply with any of its obligations under the Plan or any agreement thereunder or, if the Company, such Employer or any other person takes any action to declare the Plan void or unenforceable or institutes any litigation or other legal action designed to deny, diminish or to recover from any Participant the benefits intended to be provided, then the Company and the Participant’s Employer irrevocably authorize such Participant to retain counsel of his or her choice at the expense of the Company and the Participant’s Employer (who shall be jointly and severally liable) to represent such Participant in connection with the initiation or defense of any litigation or other legal action, whether by or against the Company, the Participant’s Employer or any director, officer, shareholder or other person affiliated with the Company, the Participant’s Employer or any successor thereto in any jurisdiction. Any such expenses shall be paid within sixty (60) days of the date evidence that such expenses were incurred is provided to the Company or Employer and in all events no later than the December 31 of the calendar year following the calendar year in which such expenses were incurred.

Tellabs, Inc.

2008 Deferred Income Plan

IN WITNESS WHEREOF, the Company has signed this Plan document effective January 1, 2008.

“Company”
Tellabs, Inc., a Delaware corporation

By:	/s/ Kyle K. Matthews
Title:	VP–Human Resources